Filed Pursuant to Rule 424(b)(3)
Registration No. 333-71052
PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 15, 2002)
32,463,100 Shares

SAXON CAPITAL, INC.

Common Stock

This prospectus supplement relates to resales by selling stockholders of 32,463,100 shares of our common stock that are held by some of our current stockholders. The information contained in this prospectus supplement dated June 27, 2002 reflects facts or events that constitute a substantive change from or addition to the information set forth in the prospectus dated January 15, 2002, as amended or supplemented.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated January 15, 2002, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement modifies or supercedes information contained in the prospectus.

SEE RISK FACTORS BEGINNING ON PAGE 8 OF THE PROSPECTUS AND ON PAGE 22 OF OUR ANNUAL REPORT ON FORM 10-K WHICH IS PART OF THE CUMULATIVE PROSPECTUS SUPPLEMENT DATED APRIL 5, 2002 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On June 26, 2002, we announced that due to a serious medical condition requiring major surgery, Robert G. Partlow resigned from his duties as our Director, Executive Vice President, Chief Financial Officer and Treasurer as of June 26, 2002. Robert B. Eastep, our Vice President and Chief Accounting Officer, has been appointed to the additional position of Principal Financial Officer.

The date of this prospectus supplement is June 27, 2002.